ATSG Reports Second Quarter 2023 Results

–Projects Record 2023 Freighter Lease Deployments
With Lower Full Year Capital Expenditure Requirements
–Increases 2023 Adjusted EPS Guidance

WILMINGTON, OH, August 3, 2023 - Air Transport Services Group, Inc. (Nasdaq: ATSG), the leading provider of medium wide-body aircraft leasing, contracted air transportation, and related services, today reported consolidated financial results for the second quarter ended June 30, 2023. Those results, as compared with the same quarter in 2022 were as follows:

Second Quarter 2023 Results
•Revenues of $529 million, up 4%
•GAAP EPS (basic) from Continuing Operations of $0.54, down $0.19
•Adjusted EPS* from Continuing Operations of $0.57, versus $0.59 diluted
•Pretax Earnings of $50 million, down from $69 million.
•Adjusted Pretax* Earnings of $58 million, down from $67 million
•Adjusted EBITDA* of $157 million, comparable to prior year
•3.9 million shares repurchased since October 2022, including 950,000 shares in the second quarter

Rich Corrado, President and CEO of ATSG, said, “Our results in the second quarter reflect a rebound from the first quarter in our passenger airline operations, including both improved revenues and cost efficiencies, and the benefit of 13 more Boeing 767-300 freighters in service at June 30 this year versus a year ago. Adjusted EBITDA was in-line with the prior year period, despite continuing inflationary effects on our operations versus the second quarter of 2022. We remain confident in executing our plan to lease nineteen newly converted freighters in 2023, including nine leased to date. We continue to expect attractive returns on what we now project will be $785 million in 2023 capital spending, down $65 million compared with prior guidance.”

* Adjusted EPS (Earnings per Share), Adjusted Pretax Earnings, Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) and Adjusted Free Cash Flow are non-GAAP financial measures and are defined and reconciled to GAAP measures at the end of this release.

Segment Results
Cargo Aircraft Management (CAM)
•Aircraft leasing and related revenues from external customers in the second quarter were up 4% compared with the prior year quarter, driven by higher average lease rates as more 767-300s have been deployed, offset in part by fewer leased 767-200 aircraft.
•Pre-tax earnings decreased 22% to $31 million versus the prior year quarter. Earnings were impacted by the scheduled return of ten 767-200s since June 2022, including seven in the second quarter this year. Interest expense versus the prior year period increased $5 million, and depreciation was up $2 million, also impacting pre-tax earnings.
•CAM deployed one 767-300 leased freighter to an external customer during the quarter. Six more leased freighters have been deployed since June 30, 2023, including four more 767-300s, and two A321-200s.
•Twenty-three aircraft are currently in or awaiting conversion to freighters. That total includes seven A321 aircraft and sixteen 767-300s.

ACMI Services
•Pre-tax earnings were $24 million in the second quarter, up 10% versus the prior year quarter, driven by improved performance of passenger operations, including both military and commercial flying, and greater operating efficiencies.
•Revenue block hours for ATSG's cargo airlines were up 1% for the second quarter while operating a net three more 767 freighters compared with the prior-year period. Cargo block hours were affected by the loss of certain long-haul ACMI flying between the U.S. and Europe versus 2022.
•Hours flown by the four Boeing 757 combination freighter-passenger aircraft were up significantly due to the resumption of a Pacific route in late 2022.
•Passenger block hours, including combi flying, decreased 2%. The prior-year quarter included passenger hours flown for additional routes to Europe.

2023 Outlook
ATSG continues to expect Adjusted EBITDA for 2023 to be in a range of $610 million to $620 million, and now expects full year Adjusted EPS in a range of $1.65 to $1.80, ten cents higher than prior guidance, based on second-half leased freighter deployment projections and stronger ACMI Services performance.

"A solid July for both freighter leasing and passenger flying has positioned us to achieve our second-half 2023 goals, with sequential improvement each quarter," Corrado said.

ATSG has decreased its capital spending projection for 2023 by $65 million to $785 million, including $240 million in sustaining capex and $545 million for growth. The decrease in growth capex principally reflects two fewer A321 aircraft purchases this year for conversion in 2024. Lower sustaining capex reflects fewer than planned overhauls of engines for Boeing 767-200 freighters.

Corrado noted that the fundamental driver of midsize freighter leasing - rapid fulfillment of e-commerce purchases via air express networks - will persist over the long term.

“Global e-commerce growth projections remain strong, and our owned fleet and conversion pipeline stand ready to meet future demand, further supported by the need to replace aging, less fuel-efficient aircraft over the next decade," he said. "Our freighters, including Boeing 767s, Airbus A321s, and Airbus A330s, remain the most efficient and reliable solutions for these markets.”

Corrado finished by saying, “Capital investments in 2024 are now expected to be lower than 2023 levels. That gives us the option to pursue other capital allocation alternatives that may yield even better returns for shareholders.”

Non-GAAP Financial Measures
This release, including the attached non-GAAP reconciliation tables, contains financial measures that are not calculated and presented in accordance with generally accepted accounting principles in the United States ("non-GAAP financial measures"). Management uses these non-GAAP financial measures to evaluate historical results and project future results. Management believes that these non-GAAP financial measures assist in highlighting operational trends, facilitating period-over-period comparisons, and providing additional clarity about events and trends affecting core operating performance. Disclosing these non-GAAP financial measures provides insight to investors about additional metrics that management uses to evaluate past performance and prospects for future performance. Non-GAAP measures should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP and may be calculated differently by other companies.

The historical non-GAAP financial measures included in this release are reconciled to the most directly comparable financial measure calculated and presented in accordance with GAAP in the non-GAAP Reconciliation tables included later in this release. The Company does not provide a reconciliation of projected Adjusted EBITDA or Adjusted EPS because it is unable to predict with reasonable accuracy the value of certain adjustments. Certain adjustments can be significantly impacted by the re-measurements of financial instruments including stock warrants issued to a customer. The Company’s earnings on a GAAP basis, including its earnings per share on a GAAP basis, and the non-GAAP adjustments for gains and losses resulting from the re-measurement of stock warrants, will depend on the future prices of ATSG stock, interest rates, and other assumptions which are highly uncertain.

Conference Call

ATSG will host an investor conference call on Friday, August 4, 2023, at 10 a.m. Eastern Time to review its financial results for the second quarter of 2023, and its outlook for remainder of the year. Live call participants must register via this link that is also available at ATSG’s website, www.atsginc.com under “Investors” and “Presentations.” Once registered, call participants will receive dial-in numbers and a unique Personal Identification Number (PIN) that must be entered to join the live call. Listen-only access to live and replay versions of the call, including slides, will be available via a webcast link at the same ATSG website location. Slides that accompany management’s discussion of its quarterly results also may be downloaded there shortly before the start of the call at 10 a.m.

About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, passenger ACMI and charter services, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Airborne Maintenance and Engineering Services, Inc., including its subsidiary, Pemco World Air Services, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Omni Air International, LLC. For more information, please see www.atsginc.com.

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause Air Transport Services Group, Inc.'s ("ATSG's") actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (i) unplanned changes in the market demand for our assets and services, including the loss of customers or a reduction in the level of services we perform for customers; (ii) our operating airlines' ability to maintain on-time service and control costs; (iii) the cost and timing with respect to which we are able to purchase and modify aircraft to a cargo configuration; (iv) fluctuations in ATSG's traded share price and in interest rates, which may result in mark-to-market charges on certain financial instruments; (v) the number, timing, and scheduled routes of our aircraft deployments to customers; (vi) our ability to remain in compliance with key agreements with customers, lenders and government agencies; (vii) the impact of current supply chain constraints both within and outside the United States, which may be more severe or persist longer than we currently expect; (viii) the impact of a competitive labor market, which could restrict our ability to fill key positions; and (ix) changes in general economic and/or industry-specific conditions, including inflation. Other factors that could cause ATSG’s actual results to differ materially from those indicated by such forward-looking statements are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. Except as may be required by applicable law, ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact:
Quint Turner, ATSG Inc. Chief Financial Officer
937-366-2303

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
REVENUES	$529,339	$509,668	$1,030,434	$995,528

OPERATING EXPENSES
Salaries, wages and benefits	170,458	162,797	347,173	324,559
Depreciation and amortization	82,691	81,372	167,419	163,443
Maintenance, materials and repairs	50,436	39,407	94,269	75,116
Fuel	67,271	73,102	134,026	133,460
Contracted ground and aviation services	19,682	20,153	37,470	38,484
Travel	31,222	28,480	60,775	52,679
Landing and ramp	4,744	4,085	8,868	8,663
Rent	8,274	7,068	16,386	13,731
Insurance	2,684	2,326	5,232	4,878
Other operating expenses	22,136	20,361	41,652	40,204
	459,598	439,151	913,270	855,217

OPERATING INCOME	69,741	70,517	117,164	140,311
OTHER INCOME (EXPENSE)
Interest income	180	15	395	24
Non-service component of retiree benefit credits	(3,218)	5,388	(6,436)	10,776
Net gain on financial instruments	1,818	6,011	78	8,707
Loss from non-consolidated affiliates	(2,107)	(3,220)	(2,513)	(4,623)
Interest expense	(16,672)	(9,461)	(32,377)	(20,860)
	(19,999)	(1,267)	(40,853)	(5,976)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	49,742	69,250	76,311	134,335
INCOME TAX EXPENSE	(11,720)	(15,040)	(18,148)	(30,329)

EARNINGS FROM CONTINUING OPERATIONS	38,022	54,210	58,163	104,006

EARNINGS FROM DISCONTINUED OPERATIONS, NET OF TAX	—	882	—	882
NET EARNINGS	$38,022	$55,092	$58,163	$104,888

EARNINGS PER SHARE - CONTINUING OPERATIONS
Basic	$0.54	$0.73	$0.82	$1.41
Diluted	$0.49	$0.61	$0.73	$1.18

WEIGHTED AVERAGE SHARES - CONTINUING OPERATIONS
Basic	70,722	73,980	71,259	73,934
Diluted	79,515	89,449	81,276	89,098

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share data)

	June 30, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$43,150	$27,134
Accounts receivable, net of allowance of $1,186 in 2023 and $939 in 2022	218,312	301,622
Inventory	57,648	57,764
Prepaid supplies and other	32,387	31,956
TOTAL CURRENT ASSETS	351,497	418,476

Property and equipment, net	2,678,980	2,402,408
Customer incentive	69,109	79,650
Goodwill and acquired intangibles	487,534	492,642
Operating lease assets	60,808	74,070
Other assets	104,637	122,647
TOTAL ASSETS	$3,752,565	$3,589,893

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$269,805	$192,992
Accrued salaries, wages and benefits	51,509	56,498
Accrued expenses	11,061	12,466
Current portion of debt obligations	645	639
Current portion of lease obligations	21,771	23,316
Unearned revenue	38,654	21,546
TOTAL CURRENT LIABILITIES	393,445	307,457
Long term debt	1,514,737	1,464,285
Stock obligations	1,762	695
Post-retirement obligations	32,612	35,334
Long term lease obligations	40,032	51,575
Other liabilities	54,565	62,861
Deferred income taxes	272,208	255,180

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 150,000,000 shares authorized; 70,761,243 and 72,327,758 shares issued and outstanding in 2023 and 2022, respectively	708	723
Additional paid-in capital	951,463	986,303
Retained earnings	587,045	528,882
Accumulated other comprehensive loss	(96,012)	(103,402)
TOTAL STOCKHOLDERS’ EQUITY	1,443,204	1,412,506
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,752,565	$3,589,893

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED SUMMARY OF CASH FLOWS (UNAUDITED)
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

OPERATING CASH FLOWS	$192,198	$124,541	$408,576	$250,209

INVESTING ACTIVITIES:
Aircraft acquisitions and freighter conversions	(138,556)	(133,378)	(303,164)	(205,293)
Planned aircraft maintenance, engine overhauls and other non-aircraft additions to property and equipment	(55,568)	(52,580)	(109,761)	(88,917)
Proceeds from sales of property and equipment	585	78	10,445	154
Acquisitions and investments in businesses	—	(16,545)	(800)	(16,545)
TOTAL INVESTING CASH FLOWS	(193,539)	(202,425)	(403,280)	(310,601)

FINANCING ACTIVITIES:
Principal payments on debt	(65,103)	(205,210)	(90,317)	(295,310)
Proceeds from borrowings	35,000	410,000	140,000	450,000
Payments for financing costs	(27)	—	(511)	—
Bond Repurchase	—	(115,204)	—	(115,204)
Purchase of common stock	(14,956)	—	(36,874)	—
Taxes paid for conversion of employee awards	(25)	(89)	(1,578)	(1,439)
TOTAL FINANCING CASH FLOWS	(45,111)	89,497	10,720	38,047

NET INCREASE (DECREASE) IN CASH	$(46,452)	$11,613	$16,016	$(22,345)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	$89,602	$35,538	$27,134	$69,496
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$43,150	$47,151	$43,150	$47,151

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
PRETAX EARNINGS FROM CONTINUING OPERATIONS AND ADJUSTED PRETAX EARNINGS SUMMARY
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues
CAM
Aircraft leasing and related revenues	$115,281	$114,703	$232,355	$226,638
Lease incentive amortization	(3,903)	(5,029)	(8,933)	(10,059)
Total CAM	111,378	109,674	223,422	216,579
ACMI Services	366,187	347,498	700,314	677,588
Other Activities	110,789	107,879	221,377	210,414
Total Revenues	588,354	565,051	1,145,113	1,104,581
Eliminate internal revenues	(59,015)	(55,383)	(114,679)	(109,053)
Customer Revenues	$529,339	$509,668	$1,030,434	$995,528

Pretax Earnings (Loss) from Continuing Operations
CAM, inclusive of interest expense	31,020	39,617	65,220	74,612
ACMI Services, interest expense	24,054	21,837	21,643	44,002
Other Activities	(1,299)	191	(645)	1,742
Net, unallocated interest expense	(526)	(574)	(1,036)	(881)
Non-service components of retiree benefit credit	(3,218)	5,388	(6,436)	10,776
Net gain on financial instruments	1,818	6,011	78	8,707
Loss from non-consolidated affiliates	(2,107)	(3,220)	(2,513)	(4,623)
Earnings from Continuing Operations before Income Taxes (GAAP)	$49,742	$69,250	$76,311	$134,335

Adjustments to Pretax Earnings from Continuing Operations
Add customer incentive amortization	4,719	5,822	10,541	11,620
Add loss from non-consolidated affiliates	2,107	3,220	2,513	4,623
Less net gain on financial instruments	(1,818)	(6,011)	(78)	(8,707)
Less non-service components of retiree benefit credit	3,218	(5,388)	6,436	(10,776)
Add net charges for hangar foam incident	(28)	—	13	—
Adjusted Pretax Earnings (non-GAAP)	$57,940	$66,893	$95,736	$131,095
Adjusted Pretax Earnings excludes certain items included in GAAP-based pretax Earnings (Loss) from Continuing Operations before Income Taxes because these items are distinctly different in their predictability among periods or not closely related to our operations. Presenting this measure provides investors with a comparative metric of fundamental operations, while highlighting changes to certain items among periods. Adjusted Pretax Earnings should not be considered an alternative to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Earnings (Loss) from Continuing Operations Before Income Taxes	$49,742	$69,250	$76,311	$134,335
Interest Income	(180)	(15)	(395)	(24)
Interest Expense	16,672	9,461	32,377	20,860
Depreciation and Amortization	82,691	81,372	167,419	163,443
EBITDA from Continuing Operations (non-GAAP)	$148,925	$160,068	$275,712	$318,614
Add customer incentive amortization	4,719	5,822	10,541	11,620
Add start-up loss from non-consolidated affiliates	2,107	3,220	2,513	4,623
Less net gain on financial instruments	(1,818)	(6,011)	(78)	(8,707)
Add non-service components of retiree benefit credits	3,218	(5,388)	6,436	(10,776)
Add net charges for hangar foam incident	(28)	—	13	—

Adjusted EBITDA (non-GAAP)	$157,123	$157,711	$295,137	$315,374

Management uses Adjusted EBITDA to assess the performance of its operating results among periods. It is a metric that facilitates the comparison of financial results of underlying operations. Additionally, these non-GAAP adjustments are similar to the adjustments used by lenders in the Company’s senior secured credit facility to assess financial performance and determine the cost of borrowed funds. The adjustments also remove the non-service cost components of retiree benefit plans because they are not closely related to ongoing operating activities. To improve comparability between periods, the adjustments also exclude from EBITDA from Continuing Operations charges related to the discharge of a fire suppression system in the Company's aircraft hangar, net of related insurance recoveries. Management presents EBITDA from Continuing Operations, a commonly referenced metric, as a subtotal toward computing Adjusted EBITDA.

EBITDA from Continuing Operations is defined as Earnings (Loss) from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA is defined as EBITDA from Continuing Operations less financial instrument revaluation gains or losses, non-service components of retiree benefit costs including pension plan settlements, amortization of warrant-based customer incentive costs recorded in revenue, costs from non-consolidated affiliates and charges related to the discharge of a fire suppression system, net of insurance recoveries.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED FREE CASH FLOW
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Six Months Ended		Trailing 12 Months Ended
	June 30,		June 30,		June 30,
	2023	2022	2023	2022	2023

OPERATING CASH FLOWS (GAAP)	$192,198	$124,541	$408,576	$250,209	$630,487
Sustaining capital expenditures	(55,568)	(52,580)	(109,761)	(88,917)	(207,680)

ADJUSTED FREE CASH FLOW (non-GAAP)	$136,630	$71,961	$298,815	$161,292	$422,807

Sustaining capital expenditures includes cash outflows for planned aircraft maintenance, engine overhauls, information systems and other non-aircraft additions to property and equipment. It does not include expenditures for aircraft acquisitions and related passenger-to-freighter conversion costs.

Adjusted Free Cash Flow (non-GAAP) includes cash flow from operations net of expenditures for planned aircraft maintenance, engine overhauls and other non-aircraft additions to property and equipment. Management believes that adjusting GAAP operating cash flows is useful for investors to evaluate the company's ability to generate adjusted free cash flow for growth initiatives, debt service, cash returns for shareholders or other discretionary allocations of capital.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE
NON-GAAP RECONCILIATION
(In thousands)
Management presents Adjusted Earnings and Adjusted Earnings Per Share, both non-GAAP measures, to provide additional information regarding earnings per share without the volatility otherwise caused by the items below among periods.

	Three Months Ended				Six Months Ended
	June 30, 2023		June 30, 2022		June 30, 2023		June 30, 2022
	$	$ Per Share	$	$ Per Share	$	$ Per Share	$	$ Per Share

Earnings from Continuing Operations - basic (GAAP)	$38,022		$54,210		$58,163		$104,006
Gain from warrant revaluation, net tax[1]	—		(107)		(148)		(50)
Convertible notes interest charges, net of tax [2]	780		762		1,556		1,522
Earnings from Continuing Operations - diluted (GAAP)	38,802	$0.49	54,865	$0.61	59,571	$0.73	105,478	$1.18
Adjustments, net of tax
Customer incentive amortization[3]	3,665	0.05	4,493	0.05	8,211	0.11	8,968	0.10
Non-service component of retiree benefits[4]	2,499	0.03	(4,158)	(0.05)	5,012	0.06	(8,316)	(0.09)
Financial instrument revaluations[5]	(1,411)	(0.02)	(4,533)	(0.05)	95	—	(6,671)	(0.07)
Loss from affiliates[6]	1,636	0.02	2,485	0.03	1,953	0.02	3,568	0.04
Hangar foam incident[7]	(22)	—	—	—	10	—	—	—
Adjusted Earnings and Adjusted Earnings Per Share (non-GAAP)	$45,169	$0.57	$53,152	$0.59	$74,852	$0.92	$103,027	$1.16

	Shares		Shares		Shares		Shares
Weighted Average Shares - diluted	79,515		89,449		81,276		89,098

This presentation does not give effect to convertible note hedges the Company purchased having the same number of the Company's common shares, 8.1 million shares, and the same strike price of $31.90, that underlie the Convertible Notes. The convertible note hedges are expected to reduce the potential equity dilution with respect to the Company's common stock upon conversion of the Convertible Notes.
Adjusted Earnings and Adjusted Earnings Per Share should not be considered as alternatives to Earnings from Continuing Operations, Weighted Average Shares - diluted or Earnings Per Share from Continuing Operations or any other performance measure derived in accordance with GAAP. Adjusted Earnings and Adjusted Earnings Per Share should not be considered in isolation or as a substitute for analysis of the company's results as reported under GAAP.

1.Under U.S. GAAP, certain warrants are reflected as a liability and unrealized warrant gains are typically removed from diluted earnings per share (“EPS”) calculations, while unrealized warrant losses are not removed because they are dilutive to EPS. For all periods presented, additional shares assumes that Amazon net settled its remaining warrants during each period.
2.Application of accounting standard ASU No. 2020-06, "Accounting for Convertible Instruments and Contracts in an Entity's Own Equity" requires convertible debt to be treated under the "if-convert method" for EPS.
3.Removes the amortization of the warrant-based customer incentives which are recorded against revenue over the term of the related aircraft leases and customer contracts.
4.Removes the non-service component of post-retirement costs and credits.
5.Removes gains and losses from period end financial instruments revaluations, including derivative interest rate instruments, customer warrant and sale option.
6.Removes losses for the Company's non-consolidated affiliates.
7.Removes charges and gains related to the discharge of a fire suppression system in the Company's aircraft hangar, net of related insurance recoveries.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
AIRCRAFT FLEET

Aircraft Types
	June 30, 2022		December 31, 2022		June 30, 2023		December 31, 2023 Projected
	Freighter	Passenger	Freighter	Passenger	Freighter	Passenger	Freighter	Passenger

B767-200	33	3	32	3	24	3	21	3
B767-300	70	8	78	8	83	8	93	8
B777-200	—	3	—	3	—	3	—	3
B757 Combi	—	4	—	4	—	4	—	4
A321-200	—	—	—	—	—	—	5	—
Total Aircraft in Service	103	18	110	18	107	18	119	18

In or awaiting cargo conversion
B767-300	14	—	15	—	20	—	12	—
A321	5	—	7	—	9	—	4	—
A330	—	—	—	—	—	—	3	—
B767 staging for lease	1	—	—	—	2	—	2	—
Total Aircraft	123	18	132	18	138	18	140	18

Aircraft in Service Deployments
	June 30		December 31,		June 30		December 31,
	2022		2022		2023		2023 Projected

Dry leased without CMI	37		39		38		49
Dry leased with CMI	52		52		48		47
Customer provided for CMI	7		13		15		16
ACMI/Charter[1]	25		24		24		25

1.ACMI/Charter includes four Boeing 767 passenger aircraft leased from external companies.